Exhibit (h)(2)(xxxv)

AMENDMENT NO. 17

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

Amendment No. 17 to the Fourth Amended and Restated Expense Limitation Agreement, dated as of May 1, 2010, between AXA Equitable Life Insurance Company (“AXA Equitable” or the “Manager”) and EQ Advisors Trust (the “Trust”) (“Amendment No. 17”).

The Manager and Trust hereby agree to modify and amend the Fourth Amended and Restated Expense Limitation Agreement dated as of May 1, 2002, as amended, (“Agreement”), between them as follows:

1.	Paragraph 2.1. Paragraph 2.1 of the Agreement is hereby replaced in its entirety with the following:

2.1 Reimbursement. If in any year in which the Management Agreement is still in effect and the estimated aggregate Portfolio Operating Expenses of such Portfolio for the fiscal year are less than the Maximum Annual Operating Expense Limit for that year, subject to approval by the Trust’s Board of Trustees as provided in Section 2.2 below, the Manager shall be entitled to reimbursement by such Portfolio, in whole or in part as provided below, of the investment management fees waived or reduced and other payments remitted by the Manager to such Portfolio pursuant to Section 1 hereof. The total amount of reimbursement to which the Manager may be entitled (“Reimbursement Amount”) shall equal, at any time, the sum of all investment management fees previously waived or reduced by the Manager and all other payments remitted by the Manager to the Portfolio, pursuant to Section 1 hereof, during any of the previous three (3) fiscal years, less any reimbursement previously paid by such Portfolio to the Manager, pursuant to Sections 2.2 or 2.3 hereof, with respect to such waivers, reductions, and payments. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Reimbursement Amount.

2.	Removed Portfolios. Effective October 9, 2009 all references to the Crossings Aggressive Allocation Portfolio, Crossings Conservative Allocation Portfolio, Crossings Conservative-Plus Allocation Portfolio, Crossings Moderate Allocation Portfolio and Crossings Moderate-Plus Allocation Portfolio are hereby removed.

3.	Name Changes. The names of the EQ/Van Kampen Mid Cap Growth Portfolio and EQ/Evergreen Omega Portfolio are changed to EQ/Morgan Stanley Mid Cap Growth Portfolio and EQ/Wells Fargo Advantage Omega Growth Portfolio, respectively.

4.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by Amendment No. 17 to Schedule A attached hereto.

5.	Schedule B. Schedule B to the Agreement, which sets forth the reimbursement periods for each of the Portfolios of the Trust is hereby deleted.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 17 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Senior Vice President

SCHEDULE A

AMENDMENT NO. 17

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Portfolios	Maximum Annual Operating Expense Limit
		(including amounts payable pursuant to Rule 12b-1)
	Class IA	Class IB
EQ/Franklin Core Balanced Portfolio	1.05%	1.30%
EQ/AXA Franklin Small Cap Value Core Portfolio	1.05%	1.30%
EQ/Franklin Templeton Allocation Portfolio	0.15%	0.40%
EQ/Mutual Large Cap Equity Portfolio	1.05%	1.30%
EQ/Templeton Global Equity Portfolio	1.10%	1.35%

EQ/Equity Growth PLUS Portfolio	0.75%	1.00%
EQ/International Core PLUS Portfolio	0.85%	1.10%
EQ/Large Cap Core PLUS Portfolio	0.75%	1.00%
EQ/Large Cap Growth PLUS Portfolio	0.75%	1.00%
EQ/Large Cap Value PLUS Portfolio	0.75%	1.00%
EQ/Mid Cap Value PLUS Portfolio	0.80%	1.05%

AXA Conservative Strategy Portfolio	0.700%*	0.950%*
AXA Conservative Growth Strategy Portfolio	0.750%*	1.000%*
AXA Balanced Strategy Portfolio	0.800%*	1.050%*
AXA Moderate Growth Strategy Portfolio	0.850%*	1.100%*
AXA Growth Strategy Portfolio	0.850%*	1.100%*

AXA Tactical Manager 500 Portfolio-I, II, III	0.70%	0.95%
AXA Tactical Manager 2000 Portfolio-I, II, III	0.70%	0.95%
AXA Tactical Manager 400 Portfolio-I, II, III	0.70%	0.95%
AXA Tactical Manager International Portfolio-I, II, III	0.70%	0.95%

EQ/AllianceBernstein International Portfolio	0.90%	1.15%
EQ/BlackRock International Value Portfolio	1.05%	1.30%
EQ/Calvert Socially Responsible Portfolio	0.90%	1.15%
EQ/Capital Guardian Growth Portfolio	0.70%	0.95%
EQ/Capital Guardian Research Portfolio	0.72%	0.97%
EQ/Wells Fargo Advantage Omega Growth Portfolio	0.90%	1.15%
EQ/International ETF Portfolio	0.55%	0.80%
EQ/JPMorgan Value Opportunities Portfolio	0.75%	1.00%
EQ/Lord Abbett Growth and Income Portfolio	0.75%	1.00%
EQ/Lord Abbett Large Cap Core Portfolio	0.75%	1.00%
EQ/Oppenheimer Global Portfolio	1.10%	1.35%
EQ/Van Kampen Comstock Portfolio	0.75%	1.00%
EQ/Morgan Stanley Mid Cap Growth Portfolio	0.85%	1.10%

*	For purposes of calculating the Maximum Annual Operating Expense Limit, the expenses of other investment companies in which the Portfolio invests are included in Fund Operating Expenses.